UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 17, 2007

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road
Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) On August 17, 2007, YTB International, Inc. (“YTB” or the “Company”) entered into a Commercial Lease Agreement (the “Magnolia Lease”), by and between Meridian Land Company, Inc. (“Meridian”), as lessor, and YTB, as lessee, covering the approximately 5,500 square feet premises located at #112 Magnolia Drive (Lot #9 Magnolia Commons), Glen Carbon, Illinois 62034 (the “Magnolia Leased Premises”). The Magnolia Leased Premises will serve as additional office space for the Company.

The Magnolia Lease runs for an initial term of eighteen (18) months, commencing on November 1, 2007 and expiring on April 30, 2009. Rent under the Magnolia Lease has been set at $8,400.00 per month. In addition to monthly rental payments, YTB must pay all real estate taxes assessed on the property on which the Magnolia Leased Premises are located during the term of the Magnolia Lease, as well as all costs of maintaining any common areas used by YTB in conjunction with the Magnolia Leased Premises, including lawn care, trash collection and snow removal. YTB is furthermore required to cover Meridian’s costs for maintaining fire and extended coverage insurance with respect to the building in which the Magnolia Leased Premises are located, in addition to maintaining its own insurance coverage as a tenant for public liability, property damage, use, occupancy and contents, during the term of the Magnolia Lease. YTB must also cover its own utility expenses at the Magnolia Leased Premises.

The consent of Meridian is required for assignments or subletting of the Magnolia Leased Premises by YTB under the Magnolia Lease, such consent not to be unreasonably withheld or delayed. Any assignment or subletting by YTB will not release YTB from any of its duties or obligations under the Magnolia Lease.

Meridian is controlled by Timothy Kaiser, M.D. and Clay Winfield, each of whom is a member of the Company’s Board of Directors. The entry into the Magnolia Lease was approved by the independent members of the Company’s Board of Directors. The Company believes that the terms of the Magnolia Lease are commercially available terms and are as favorable to the Company as terms that would be obtainable from an unaffiliated third party.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits.

No.              Description

10.1
Commercial Lease Agreement, dated as of August 10, 2007, by and between Meridian Land Company, Inc. and YTB International, Inc. with respect to certain premises located at #112 Magnolia Drive (Lot #9 Magnolia Commons), Glen Carbon, Illinois 62034.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: August 21, 2007	By:	/s/ John Clagg
Name: John Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.              Description

10.1
Commercial Lease Agreement, dated as of August 10, 2007, by and between Meridian Land Company, Inc. and YTB International, Inc. with respect to certain premises located at #112 Magnolia Drive (Lot #9 Magnolia Commons), Glen Carbon, Illinois 62034.